UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 6, 2016

Hardinge Inc.
(Exact name of Registrant as specified in its charter)

New York	000-15760	16-0470200
(State or other jurisdiction of incorporation or organization)	Commission file number	(I.R.S. Employer Identification No.)

One Hardinge Drive, Elmira, NY 14902
(Address of principal executive offices) (Zip Code)

(607) 734-2281
(Registrant's telephone number including area code)
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 6, 2016, Robert J. Lepofsky informed Hardinge Inc. (the “Company”) that he will not stand for re-election as a director of the Company at the 2016 Annual Meeting of Shareholders of Hardinge Inc. Mr. Lepofsky’s decision not to stand for re-election is not the result of any disagreement with the Company or for any of the other reasons requiring further disclosure under Item 5.02(a) of Form 8-K. The Company thanks Mr. Lepofsky for his service.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Hardinge Inc.
(Registrant)
Date	May 12, 2016
		By:	/s/ Douglas J. Malone
Douglas J. Malone Vice President and Chief Financial Officer